UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 Or 15(d) of the

 Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 13, 2014

SALEM COMMUNICATIONS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01

Other Events

ITEM 9.01

Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 8.01

OTHER EVENTS

Salem Communications Corporation today announced the acquisition of the assets of Eagle Publishing, including Regnery Publishing, HumanEvents.com, and Redstate.com, as well as sister companies Eagle Financial Publications and Eagle Wellness (the “Transaction”).  The base purchase price of the Transaction is Eight Million Five Hundred Thousand Dollars ($8,500,000.00) to be paid as follows: Three Million Five Hundred Thousand Dollars ($3,500,000.00) on January 10, 2014; Two Million Five Hundred Thousand Dollars ($2,500,000.00) on or before January 10, 2015; and Two Million Five Hundred Thousand Dollars ($2,500,000.00) on or before January 10, 2016.  Additional payments, up to Eight Million Five Hundred Thousand Dollars ($8,500,000.00), will be due if certain revenue benchmarks are met during the calendar years 2014, 2015 and 2016.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following exhibits are furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated January 13, 2014, of Salem Communications Corporation announcing the acquisition of the assets of Eagle Publishing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: January 13, 2014	By:/s/EVAN D. MASYR
Evan D. Masyr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated January 13, 2014, of Salem Communications Corporation announcing the acquisition of the assets of Eagle Publishing.